Exhibit 99.2
Frequently Asked Questions
December 8, 2009
1.	Tell me a little about Xenos.
•	Xenos Group Inc. (TSX:XNS)
•	Approximately 90 employees

•	HQ in Toronto, Canada

•	Offices in U.S. and Europe
•	Market-leading provider of high-performance data and document management software that Streamline Enterprise Information Supply Chains™
•	350 Global Customers with focus on large enterprises
•	170 among Global 1,000

•	75% of business in banking, credit card, insurance and brokerage

•	Other significant verticals include manufacturing, telcos, government, healthcare and transportation/logistics
2.	When will the acquisition take place? How much was Xenos purchased for?
The purchase of Xenos is scheduled to be complete within Q1 of 2010. The Offer is subject to customary conditions, including the tender of at least 66 2/3% of the outstanding common shares of Xenos. Actuate expects to mail a take-over bid circular to Xenos shareholders in mid to late December 2009.
The transaction places Xenos at total enterprise value of CAD$28.4 million. Actuate expects to purchase Xenos for not more than CAD$37.7 Million (USD$35.5 Million).
3.	How will the transaction be funded?
Actuate anticipates funding the transaction using a combination of cash and borrowings under its existing credit facility.
4.	Will this acquisition dilute Actuate’s earnings?
No. Actuate anticipates that the transaction will be accretive to Fiscal 2010 non-GAAP earnings.

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5.	How will Actuate employees be affected by this event?
No short-term changes are planned to Xenos’ operations. Actuate procedures will be integrated into Xenos’ procedures over the coming months. Actuate will review Xenos’ employee benefits plan in comparison to their existing plan and will be rolling out a consistent plan later in 2010.
6.	What will happen to current projects?
All current projects, including research and development, will continue as planned.
8.	Should customers expect the way Actuate does business to change?
Xenos and Actuate have a similar approach to business. Our individual and combined commitment to superior quality and service means that our clients, both current and future, can expect extraordinary work on every project. Day-to-day business procedures may vary slightly and will be integrated to one system across the country, but the final product will continue to be outstanding.
9.	What impact will this have on Actuate’s strategy?
We expect Actuate’s acquisition of Xenos to create an even stronger company that has increased capacity to deliver for our customers. Actuate remains focused on growing BIRT-based revenue and feels strongly that Xenos’ technology and talent will accelerate this goal.
With Xenos, Actuate is the only company to turn content and structured data into BIRT-based Rich Information Applications that drive revenue through higher customer satisfaction and loyalty, improved operational performance and reduced costs.
•	Leverage both content and structured data as information sources for BIRT-based applications, and transform any document into rich, interactive content.

•	Deliver leading edge functionality to our combined client base to optimally leverage information assets within the organization and outside the firewall to create a high value end user experience. For example, adding interactivity to high volume statements will offer unique capabilities to significantly enhance customer experience, deepen understanding of client behaviors and reduce operational costs

•	Easily integrate customers’ Enterprise Content Management (ECM) systems using Xenos Enterprise Server™ with BIRT iServer to tap new information assets to manage their business.

•	Use BIRT to deliver Rich Information Applications that leverage virtually all data sources including high volume print streams to maximize the utility of the entire organization’s data assets.

•	Combine two Java based enterprise-class servers both with high scale, performance, reliability and security to continue to deliver highly scalable Rich Information Applications.
10.	Is this Actuate’s first acquisition?
No, Actuate has a history of successful acquisitions, most recently Performancesoft in January of 2006.
Given the complementary technology of Actuate and Xenos, we believe that this will be a smooth integration; furthermore Actuate has a lot of experience in executing on smooth acquisitions and integrating complementary companies into its infrastructure, operations and culture.
11.	Will there be any stock trading blackouts in effect?
Actuate employees will not be permitted to trade in stock of either Actuate or Xenos until the Offer Circular and Director’s Circular related to the transaction have been published. After that, those

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employees that could have access to material non-public information regarding the transaction will not be permitted to trade in stock of either Actuate or Xenos until after the transaction closes.
12.	As an Actuate employee will this have any effect on my Actuate shares, my ESPP or my unvested options of Actuate stock?
No.
13.	Why does Actuate think this acquisition is the best use of Actuate’s capital?
After careful review and analysis, management and Actuate’s Board of Directors believe that acquiring Xenos is the best use of capital to drive long-term shareholder value. Management believes this acquisition will drive more long-term accretion and growth than using comparable funds to repurchase ACTU shares.
14.	What is Xenos’ distribution model? Direct or Indirect? Are there ways that ACTU can leverage these channels?
Xenos has a more substantial indirect channel than Actuate does, and management will evaluate how best to leverage these channels on a go forward basis.
15.	What is XNS run rate?
•	For the September 2009 quarter, Xenos reported preliminary unaudited revenues of CAD$4.5M

•	For the fiscal year ended September 30, 2009, Xenos reported preliminary unaudited revenues of approximately CAD$17.2M
16.	Who should I contact if I have further questions?
Email ir@actuate.com with any questions.
Cautionary Note Regarding Forward Looking Statements: The statements contained in this Frequently Asked Questions regarding Actuate and the Offer that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These include statements regarding Actuate’s expectations, beliefs, hopes, intentions or strategies regarding the future, including the timing, financing and performance of the acquisition. All such forward-looking statements are based upon information available to Actuate as of the date hereof, and Actuate disclaims any obligation to update or revise any such forward-looking statements based on changes in expectations or the circumstances or conditions on which such expectations may be based. Actual results could differ materially from Actuate’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the timing of and/or the satisfaction of closing conditions, quarterly fluctuations in revenues, other operating results and cash flows, our ability to successfully integrate the acquisition, general economic and geopolitical uncertainties and other risk factors that are discussed in Actuate’s Securities and Exchange Commission filings, specifically Actuate 2008 Annual Report on Form 10-K filed on March 12, 2009.
Certain statements made in this document relating to Xenos and the Offer are forward-looking within the meaning of certain securities laws. Such forward-looking statements are based on a number of assumptions and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Xenos or developments in Xenos’ business or its industry to differ materially from the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements. Xenos urges you not to place undue reliance on these estimates, opinions and projections. Xenos assumes no obligation to update forward-looking statements if assumptions or these plans, estimates, opinions or projections should change.

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